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                                                                FMC Corporation
                                                               Quarterly Report
                                                               on Form 10-Q for
                                                                 March 31, 2000

Exhibit 11  Statement re:
            -------------
            Computation of Diluted Earnings Per Share (Unaudited)
            -----------------------------------------------------
            (In thousands, except per share data)
            -------------------------------------

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                                                           Three Months
                                                          Ended March 31
                                                      -----------------------
                                                        2000          1999
                                                      --------      ---------

Earnings:
 Net income                                            $32,806        $30,312
                                                       =======        =======

Shares:
 Weighted average number of shares of
  common stock outstanding                              30,358         32,286
 Weighted average additional shares assuming
  conversion of stock options                              937            744
                                                       -------        -------
   Shares - diluted basis                               31,295         33,030
                                                       =======        =======

Diluted earnings per share                             $  1.05        $  0.92
                                                       =======        =======
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